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                                                                     EXHIBIT 3.2


                                    AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              E-SYNC NETWORKS, INC.


        E-Sync Networks, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: that at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                      RESOLVED, that Article FIRST of the Corporation's
               Certificate of Incorporation shall be amended and restated in its entirety, subject to stockholder approval, to read as follows:

                             "FIRST: The Name of the Corporation is ESNI, Inc."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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        IN WITNESS WHEREOF, E-Sync Networks, Inc. has caused this certificate to be signed by Michael A. Clark, its President and Chief Operating Officer, this 13th day of February, 2002.

                                     E-SYNC NETWORKS, INC.



                                     By:   /s/ Michael A. Clark
                                         -------------------------------------
                                           Michael A. Clark
                                           President and Chief Operating Officer




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